Exhibit 32.1
CERTIFICATION PURSUANT
TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of Delphi Financial Group, Inc. (the “Company”) on Form 10-K for the year ending December 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned officers of the Company certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ ROBERT ROSENKRANZ Robert Rosenkranz Chairman of the Board and Chief Executive Officer

/s/ THOMAS W. BURGHART Thomas W. Burghart Senior Vice President and Treasurer
March 1, 2011